UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

Aravive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices)

(936) 355-1910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2021, Aravive, Inc. (the “Company”) entered into a Sublease (the “Sublease Agreement”) with Grail, Inc. (“Subtenant”), whereby the Company agreed to sublease to Subtenant all of the approximately 34,464 rentable square feet of office space in Menlo Park, California currently leased by the Company pursuant to the Company’s lease with Bohannon Associates, a California partnership, dated March 17, 2017 (the “Master Lease”). The sublease is subject to approval of the landlord. Assuming such approval is obtained, the term of the sublease will be from August 1, 2021 through October 31, 2024, unless the Master Lease is terminated earlier due to a breach by Subtenant. The aggregate base rent due to the Company under the Sublease is approximately $7.65 million. Subtenant will also pay to the Company, as additional rent, an amount equal to the Company’s share of operating expenses attributable to the subleased premises due under the Master Lease. Within 30 days of execution of the Sublease, Subtenant is obligated to provide to the Company a cash security deposit of $568,656. The Company is obligated to return the security deposit then on deposit to Subtenant within 30 days following the expiration or sooner termination of the Sublease Agreement, provided Subtenant is not then in default. Pursuant to the Sublease Agreement, the Company agreed to transfer certain furniture and equipment located in the subleased premises to Subtenant for $1.00. Pursuant to the terms of the Sublease, the Company assumes certain obligations of the landlord as set forth in the Master Lease.

The foregoing description of the Sublease is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual Sublease, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit	Description

10.1	Sublease Agreement by and between Aravive, Inc. and Grail, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2021	ARAVIVE, INC. (Registrant)

	By:	/s/ Gail McIntyre
Name: Gail McIntyre Title: Chief Executive Officer